UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 11, 2010

HELIX WIND, CORP.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-52107 (Commission File Number)	20-4069588 (IRS Employer Identification No.)

13125 Danielson Street, Suite 101
Poway, California 92064
 (Address of Principal Executive Offices, Zip Code)

(619) 501-3932
(Registrant's Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On October 12, 2010, Helix Wind, Corp. (the “Company”) received a notice from St. George Investments, LLC, a Illinois limited liability company (“St. George”) notifying the Company that a liquidity default had occurred under a certain series Convertible Secured Promissory Notes dated August 10, 2010; August 30, 2010; September 15, 2010; and September 30 2010, made by the Company in favor of St. George (the “Notes”).  The August 10 Note had an original principal balance of $72,500 and each subsequent Note had an original principal balance of $65,000,

On October 4, 2010, the five-day average VWAP remained below $0.005 from that date to the time of this notice which created a liquidity default under the Notes.  As a result of the default, the outstanding amount of the Notes was increased by 125%; the interest rate under the Notes increased to 15%; and the balance of the Notes, as increased, plus all accrued interest, fees, costs and penalties are due and payable within 30 days of the default notice.  Reference is made to the Company’s Current Report on Form 10-Q that was filed with the SEC on August 11, 2010, and the exhibits of that report, for a complete description of the terms and conditions of the Notes and related financing.

Item 3.02	Unregistered Sales of Equity Securities

Effective as of October 11, 2010 through October 15, 2010, the Company issued a total of 24,000,000 shares of common stock to an accredited investor upon their conversion of certain previously issued convertible promissory notes.  Other than the extinguishment of debt principal in the amount of $52,600, no consideration was received by the Company in the transaction.  The issuance of shares of common stock were exempt from registration under the Securities Act pursuant to Section 4(2) thereof and/or Rule 506 of Regulation D under the Securities Act.  The offering was not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the investors in connection with the offering.   After these transactions, the total number of outstanding shares of common stock is 435,794,365 shares.

Item 8.01	Other Events

On October 6, 2010, the Company received notice issued from the Superior Court of the State of California, County of Orange, of a lawsuit filed by Bluewater Partners, S.A. (“Bluewater”) against the Company seeking  damages in the amount of $647,254.18 relating to allegations that the Company breached its obligations to repay Bluewater under promissory notes issued by the Company.  The Company has promissory notes due to Bluewater recorded on its financials in the amount of $348,164 (before accrued interest), but does not believe any additional amounts are owed to Bluewater.  The Company does not have sufficient capital resources as of the date of this report to repay any amounts to Bluewater.  Any judgment against the Company resulting from the lawsuit would have a material adverse effect on the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIX WIND, CORP.

By: /s/ Scott Weinbrandt
Name: Scott Weinbrandt
Title: Chief Executive Officer

Date:  October 15, 2010